As filed with the Securities and Exchange Commission on March 10, 2023

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
22nd Century Group, Inc. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	98-0468420 (I.R.S. Employer Identification No.)
500 Seneca Street, Suite 507 Buffalo, New York, 14204 (716) 270-1523 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Ferola, Esq.

Chief Legal Officer

22nd Century Group, Inc.

500 Seneca Street, Suite 507,

Buffalo, New York 14204

(716) 270-1523

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
John J. Wolfel, Esq. Foley & Lardner LLP One Independent Drive, Suite 1300 Jacksonville, Florida 32202 (904) 359-2000	Jonathan Staffeldt, Esq. Vice President, Deputy General Counsel 22nd Century Group, Inc. 500 Seneca Street, Suite 507, Buffalo, New York 14204 (716) 270-1523

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses:

•	A base prospectus which covers the offering, issuance and sale by us of up to $250,000,000 in the aggregate of the securities identified below from time to time in one or more offerings; and

•	A sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $50,000,000 of our common stock that may be issued and sold under a sales agreement with Cowen and Company, LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $50,000,000 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $250,000,000 of securities that may be offered, issued and sold by us under the base prospectus, and if no shares are sold under the sales agreement, the full $250,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 10, 2023

PROSPECTUS

22nd Century Group, Inc.

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
SUBSCRIPTION RIGHTS
SECURITIES PURCHASE CONTRACTS
UNITS

We may offer and sell from time to time up to $250 million of any combination of the securities described in this prospectus, from time to time, in one or more offerings, in amounts, at prices and on terms determined at the times of offerings.

This prospectus describes the general manner in which our securities may be offered using this prospectus. We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus.  You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

We may offer the securities for sale directly to the purchasers or through one or more underwriters, dealers and agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is listed on the Nasdaq Capital Market under the symbol “XXII.” The last reported sale price of the common stock on March 6, 2023 was $0.9356 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risk. Please read carefully the section entitled “Risk Factors” on Page 1 of this prospectus and any similar section contained in the applicable prospectus supplement and/or other offering material concerning factors you should consider before investing in our securities which may be offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2023.

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ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this prospectus to “Company,” “22nd Century,” “we,” “us,” “our,” and “ours” refer to 22nd Century Group, Inc. and its subsidiaries where the context so requires.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus, in one or more offerings, up to the maximum aggregate dollar amount $250 million.  This prospectus provides you with a general description of the securities that we may offer.  Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement and any other offering material together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell the securities in any jurisdiction in which an offer is not authorized or in which the person making that offer is not qualified to do so or to anyone to whom it is unlawful to make an offer. You should not assume that the information contained in this prospectus or any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date.  Our business, financial condition, results of operations and prospects may have changed since those dates.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports of Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. In addition to those risk factors, there may be additional risks and uncertainties which are not currently known to us or that we currently deem immaterial.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

“FORWARD-LOOKING” INFORMATION

This registration statement and the information incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference herein regarding our expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events are forward-looking statements. You can identify these statements by words such as “aim,” “anticipate,” “assume,” “believe,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “positioned,” “predict,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including the following summary of risk factors:

•	We have had a history of losses and negative cash flows, and we may be unable to achieve and sustain profitability and positive cash flows from operations.

•	Our competitors generally have, and any future competitors may have, greater financial resources and name recognition than we do, and they may therefore develop products or other technologies similar or superior to ours, or otherwise compete more successfully than we do.

•	Our research and development process may not develop marketable products, which would result in loss of our investment into such process.

•	Our ability to successfully integrate the operations of GVB Biopharma into ours and achieve the expected synergies with the acquired business.

•	We may acquire or invest in other companies, which may divert our management’s attention, result in additional dilution to our stockholders, and consume resources that are necessary to sustain our business or result in losses.

•	The coronavirus pandemic (COVID-19) or another pandemic may cause a variety of business disruptions and future business risks.

•	The failure of our information systems to function as intended or their penetration by outside parties with the intent to corrupt them could result in business disruption, litigation and regulatory action, and loss of revenue, assets, or personal or confidential data (cybersecurity).

•	We may be unsuccessful at commercializing our Very Low Nicotine Content “VLNC” tobacco as a Modified Exposure Cigarette.

•	The manufacturing of tobacco products subjects us to significant governmental regulation and the failure to comply with such regulations could have a material adverse effect on our business and subject us to substantial fines or other regulatory actions.

•	We may become subject to litigation related to cigarette smoking and/or exposure to environmental tobacco smoke, or ETS, which could severely impair our results of operations and liquidity.

•	The loss of a significant customer for whom we manufacture tobacco products could have an adverse impact on our results of operation.

•	Product liability claims, product recalls, or other claims could cause us to incur losses or damage our reputation.

•	The FDA could force the removal of our products from the U.S. market.

•	Negative press from being in the hemp/cannabis space could have a material adverse effect on our business, financial condition, and results of operations.

•	Any business-related cannabinoid production is dependent on laws pertaining to the hemp/cannabis industry.

•	Certain of our proprietary rights have expired or may expire or may not otherwise adequately protect our intellectual property, products and potential products, and if we cannot obtain adequate protection of our intellectual property, products and potential products, we may not be able to successfully market our products and potential products.

•	We license certain patent rights from third-party owners. If such owners do not properly maintain or enforce the patents underlying such licenses, our competitive position and business prospects could be harmed.

•	Our stock price may be highly volatile and could decline in value.

•	We are a named defendant in certain litigation matters, including federal securities class action lawsuits and derivative complaints; if we are unable to resolve these matters favorably, then our business, operating results and financial condition may be adversely affected.

•	Future sales of our common stock will result in dilution to our common stockholders.

•	We do not expect to declare any dividends on our common stock in the foreseeable future.

You also should carefully review the risk factors and cautionary statements described in the other documents we file or furnish from time to time with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The forward-looking statements included in this prospectus and any other offering material, or in the documents incorporated by reference into this prospectus and any other offering material, are made only as of the date of the prospectus and any other offering material or the incorporated document.

We do not assume any obligation to update any forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

22ND CENTURY GROUP, INC.

22nd Century Group, Inc. is a leading biotechnology company focused on utilizing advanced alkaloid plant technologies to improve health and wellness with reduced nicotine tobacco, hemp/cannabis and hops. We use modern plant breeding technologies, including genetic engineering, gene-editing, and molecular breeding to deliver solutions for the consumer goods and pharmaceutical industries by creating new, proprietary plants with optimized alkaloid and flavonoid profiles as well as improved yields and valuable agronomic traits. Our mission in tobacco products is dedicated to reduce the harms of smoking by commercializing our proprietary, very low nicotine content (“VLNC”) tobacco plants and cigarette products. We received the first and only Food and Drug Administration (“FDA”) Modified Risk Tobacco Product (“MRTP”) authorization of a combustible cigarette in December 2021. Beginning in April 2022, we launched our proprietary VLN® reduced nicotine cigarettes, first through a pilot program conducted in select Circle K stores in and around Chicago, Illinois. Following our successful pilot program, we initiated an ongoing state-by-state, region-by-region rollout strategy.

Our mission in hemp/cannabis is to develop and monetize proprietary varieties of hemp with valuable cannabinoid and terpene profiles and other superior agronomic traits. We are a global scale provider of cannabinoid ingredients and Active Pharmaceutical Ingredients (“API”), as well as a contract development and manufacturing organization (“CDMO”) provider of hemp-derived consumer products.

In hops, our mission is to leverage our experience with tobacco and hemp/cannabis, a close hop plant relative, to accelerate the development of proprietary specialty hop varieties with valuable traits, for potential applications in life sciences and consumer products.

We have a significant intellectual property portfolio of issued patents and patent applications relating to both tobacco and hemp/cannabis plants and have further resources directed towards creating and securing additional intellectual property pertaining to all three franchises. We continue to prioritize research and development activities to achieve our strategic and investment priorities.

Our Annual Report on Form 10-K for the year ended December 31, 2022 and the subsequent reports filed pursuant to the Exchange Act provide additional information about our business, operations and financial condition.

We are a Nevada corporation and our corporate headquarters is located at 500 Seneca Street, Suite 507, Buffalo, New York 14204. Our telephone number is (716) 270-1523. Our internet address is www.xxiicentury.com. We do not incorporate the information on our website into this prospectus, and you should not consider it to be a part of this prospectus. Our web site address is included as an inactive textual reference only.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. Pending such use, we may temporarily invest the net proceeds in short-term investments.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

SECURITIES TO BE OFFERED

We may offer, from time to time and in one or more offerings, debt securities, shares of common stock, shares of preferred stock, warrants, subscription rights, securities purchase contracts and units. Set forth herein and below is a general description of the securities that we may offer hereunder. We will set forth in the applicable prospectus supplement a specific description of the securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds will be contained in the prospectus supplement and/or other offering material relating to such offering.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Conversion or Exchange Rights

For any series of debt securities that are convertible into or exchangeable for shares of our common stock, we will set forth in the applicable prospectus supplement the terms on which such series of debt securities may be convertible into or exchangeable for our common stock. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

•	we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby. The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and certain provisions of our amended and restated articles of incorporation, amended and restated bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our amended and restated articles of incorporation and amended and restated bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part. We are incorporated in the State of Nevada The rights of our stockholders are generally covered by Nevada law and our amended and restated articles of incorporation and amended and restated bylaws. The terms of our capital stock are therefore subject to Nevada law.

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of preferred stock, $0.00001 par value per share. As of March 1, 2023, 215,704,036 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

Our common stock is traded on the Nasdaq Capital Market under the symbol “XXII.” Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefore, subject to a preferential dividend right of outstanding preferred stock. Upon the liquidation, dissolution or our winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by the rights of the holders any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our amended and restated articles of incorporation, the board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue such shares of preferred stock in one or more series. Each such series of preferred stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the board of directors.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third part to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any additional shares of preferred stock.

The effects of issuing preferred stock could include one or more of the following:

•	decreasing the amount of earnings and assets available for distribution to holders of common stock;

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying, deferring or preventing changes in our control or management.

As of the date of this prospectus, there were no shares of preferred stock outstanding.

Stock Options and Restricted Stock

As of March 1, 2023 we had outstanding options to purchase a total of 4,912,105 shares of common stock at a weighted average exercise price of $1.67 per share and 4,010,241 shares of unvested restricted stock or restricted stock units. As of March 1, 2023 an additional 4,484,702 shares of common stock were available for future award grants under our stock incentive plan.

Warrants

July 2022 Warrants

As of March 1, 2023, the Company has outstanding warrants to purchase up to 17,073,175 shares of common stock. The warrants are currently exercisable at an exercise price of $2.05 per share, subject to certain adjustments, and expire on July 25, 2027. A holder of warrants will have the right to exercise the warrants on a “cashless” basis if there is no effective registration statement registering the resale of the warrant shares. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the warrants have the right to require us or a successor entity to redeem the warrants for cash in the amount of the Black Scholes Value (as defined in each warrant) of the unexercised portion of the warrants concurrently with or within 5 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

March 2023 Warrants

On March 3, 2023, we issued warrants to purchase up to 5,000,000 shares of our common stock. The warrants are exercisable for five years from September 3, 2023, at an exercise price of $1.275 per share, subject, with certain exceptions, to adjustments in the event of stock splits, dividends, subsequent dilutive offerings and certain fundamental transactions. We are obligated to register the shares of common stock issuable upon exercise of the warrants.

In addition, on March 3, 2023, we issued warrants to purchase up to 675,000 shares of our common stock. The warrants are exercisable for seven years from September 3, 2023, at an exercise price of $0.855 per share, subject, with certain exceptions, to adjustments in the event of stock splits, dividends, subsequent dilutive offerings and certain fundamental transactions.

There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Anti-Takeover Provisions Under Nevada Law.

Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes (NRS) contain provisions governing combinations with an interested stockholder. For purposes of the NRS, "combinations" include: (i) any merger or consolidation of a Nevada corporation or any subsidiary of a Nevada corporation with the interested stockholder or any other entity, whether or not itself is an interested stockholder of the Nevada corporation, which is, or after and as a result of the merger or consolidation would be, an affiliate or associate of the interested stockholder; (ii) any sale, lease, exchange mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with the interested stockholder or any affiliate or associate of the interested stockholder of assets of the Nevada corporation or any subsidiary of the Nevada corporation (x) having an aggregate market value equal to more than 5% of the aggregate market value of all of the consolidated assets of the Nevada corporation, (y) having an aggregate market value equal to more than 5% of the aggregate market value of all the outstanding voting shares of the Nevada corporation, or (z) representing more than 10% of the earning power or net income of the Nevada corporation (determined on a consolidated basis); (iii) the issuance or transfer by the Nevada corporation or any subsidiary of the Nevada corporation, in one transaction or a series of transactions, of any shares of the Nevada corporation or any subsidiary of the Nevada corporation that have an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding voting shares of the Nevada corporation to the interested stockholder or any affiliate or associate of the interested stockholder except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all stockholders of the Nevada corporation; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Nevada corporation under any agreement, arrangement or understanding, whether or not in writing, with the interested stockholder or affiliate or associate of the interested stockholder; (v) except for transactions that would not constitute a combination pursuant to subsection (iii) above, any reclassification of securities (including, without limitation, share splits, share dividend or other distribution of shares with respect to other shares, or any issuance of new shares in exchange for a proportionately greater number of old shares), any recapitalization of the Nevada corporation, any merger or consolidation of the Nevada corporation with any of its subsidiaries, or any other transaction, whether or not with or into or otherwise involving the interested stockholder, under any agreement, arrangement or understanding, whether or not in writing, with the interested stockholder or any affiliate or associate of the interested stockholder, which has the immediate and proximate effect of increasing the proportionate share of the outstanding shares of any class or series of voting shares or securities convertible into voting shares of the Nevada corporation or any subsidiary of the Nevada corporation which is beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder, except as a result of immaterial changes because of adjustments of fractional shares; and (vi) any receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit, directly or indirectly, except proportionately as a stockholder of the Nevada corporation, of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by or through the Nevada corporation.

For purposes of the NRS, an "interested stockholder" is defined to include any person, other than the Nevada corporation or any subsidiary of the Nevada corporation, who is: (a) a beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the Nevada corporation or (b) an affiliate or associate of the Nevada corporation and was, at any time within two years immediately before the date in question, the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the Nevada corporation.

Subject to certain exceptions, the provisions of the NRS statute governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination meets all of the requirements of the articles of incorporation of the Nevada corporation and (i) the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder or (ii) during the two-year period, the transaction is approved by the board and by 60% of the disinterested stockholders at an annual or special meeting of the stockholders.

After such two-year period, corporations subject to these statutes may not engage in specified business combinations and transactions unless the combination meets all of the requirements of the articles of incorporation of the Nevada corporation and: (i) the business combination or transaction by which the person first became an interested stockholder is approved by the board of directors before the stockholder became an interested stockholder; (ii) the business combination is approved by a majority of the outstanding voting power (excluding the shares held by the interested stockholder or any affiliate or associate of the interested stockholder); or (iii) the combination meets the requirements of 78.411 through 78.444 of the NRS, inclusive.

The NRS allows a corporation to "opt out" of NRS 78.411 through 78.444, inclusive, by providing in such corporation's original articles of incorporation or bylaws that such statutes do not apply to the corporation. Unless certain limited exceptions apply, corporations cannot opt out of such statutes by amending their articles of incorporation or bylaws. We have not opted out of such statutes.

Control Share Acquisitions. The NRS also contains a "control share acquisitions statute." If applicable to a Nevada corporation, this statute restricts the voting rights of certain stockholders referred to as "acquiring persons," that acquire or offer to acquire, directly or indirectly, ownership of a "controlling interest" in the outstanding voting stock of an "issuing corporation." For purposes of these provisions (i) a "controlling interest" means, with certain exceptions, the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors and (ii) an "issuing corporation" means a Nevada corporation, as of any date, that has 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation, and if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of a majority of each class affected (excluding the shares held by the acquiring person) at an annual or special meeting of the stockholders.

The NRS allows a corporation to "opt out" of the control share acquisitions statute by providing in such corporation's articles of incorporation or bylaws, in effect on the 10th day following the acquisition of a controlling interest by an acquiring person, that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. We have not opted out of the control share acquisitions statute.

Liability and Indemnification of Directors and Officers

NRS Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees or agents, or any person who serves or served at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (for purposes of this section, the “Indemnitee” or “Indemnitees”) against expenses, including attorneys’ fees, actually and reasonably incurred related to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) arising by reason of an Indemnitee’s status as a director, officer employee or agent of the corporation if: (i) the Indemnitee is not liable for breach of fiduciary duties to the corporation involving intentional misconduct, fraud or knowing violation of law; (ii) the Indemnitee conducted himself or herself in good faith and reasonably believes that his or her conduct was in, or not opposed to, our best interests; or (iii) in a criminal action, the Indemnitee must not have had reasonable cause to believe that his or her conduct was unlawful. NRS Section 78.751 requires us to indemnify any Indemnitee for any expenses referenced above if the Indemnitee has been successful on the merits or otherwise in defense of the foregoing actions, suits or proceedings.

Under NRS Section 78.7502, any discretionary indemnification, unless ordered by a court or advanced by the corporation in accordance with NRS Section 78.751(2), can only occur if deemed proper by (i) the stockholders; (ii) a majority vote of a quorum consisting of disinterested directors; or (iii) an independent counsel’s written legal opinion (if such an approach is approved by a majority vote of a quorum consisting of disinterested directors or if a quorum consisting of disinterested directors cannot be obtained). Under NRS Section 78.751(2), advances for expenses may be made by agreement if the Indemnitee affirms in writing that he or she believes that he or she has met the statutory standards and will personally repay the expenses if a court of competent jurisdiction determines that such Indemnitee did not meet the statutory standards.

Our amended and restated bylaws include an indemnification provision under which we have the power to indemnify, to the extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he, she or it is not entitled to be indemnified by us.

Our amended and restated articles of incorporation provides that we shall indemnify directors and officers to the fullest extent permitted by the NRS. Our amended and restated articles of incorporation also provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders to the fullest extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of ours under Nevada law or otherwise, we have been advised that the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by our company is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “XXII.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

We may issue other warrants in the future for the purchase of debt securities, common stock, preferred stock, units or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or units offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, provided that we may also act as warrant agent and enter into warrant agreements directly with the purchasers of securities offered pursuant to this prospectus. In each case, the terms of the warrants will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent, if any, will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants and the price at which such number of shares of common stock or preferred stock may be purchased upon such exercise;

•	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock, preferred stock, units or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, common stock, preferred stock, units or other securities, holders of such warrants will not have any of the rights of holders of the underlying securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, common stock, preferred stock, warrants, units other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the debt securities, common stock, preferred stock, warrants, units or other securities upon the exercise of the subscription right;

•	the number of subscription rights issued to each stockholder;

•	the amount of debt securities, common stock, preferred stock, warrants, units or other securities that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	any applicable federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS

We may issue securities purchase contracts, which consist of contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock, warrants, units, debt securities or other securities at a future date or dates, which we refer to in this prospectus as “securities purchase contracts.” The terms and conditions for any purchase and sale rights or obligations, as well as the price per share of the underlying securities (if applicable) and the number or value of the underlying securities, may be fixed at the time the securities purchase contracts are issued or may be determined by reference to a specific formula set forth in the securities purchase contracts.

The securities purchase contracts may be issued separately or as part of units, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the securities purchase contracts. The securities purchase contracts may require holders to secure their obligations under the securities purchase contracts in a specified manner. The securities purchase contracts also may require us to make periodic payments to the holders thereof or vice versa, and those payments may be unsecured or refunded on some basis.

The securities purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the securities purchase contracts, will be filed with the SEC in connection with the offering of securities purchase contracts. The prospectus supplement and/or other offering material relating to a particular issue of securities purchase contracts will describe the terms of those securities purchase contracts, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the securities purchase contracts.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants, subscription rights and securities purchase contracts, or any combination of the foregoing.

The applicable prospectus supplement will specify the following terms of the units:

•	the terms of the underlying securities comprising the units, including whether and under what circumstances the underlying securities may be traded separate of the units;

•	a description of the terms of any unit agreement governing the units (if any);

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly to purchasers, including through a specific bidding, auction or other process; (v) upon the exercise of subscription rights that may be distributed to our stockholders; (vi) through a combination of any of these methods of sale or (vii) through any other methods described in a prospectus supplement. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, in at the market offerings, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements to indemnification against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement or arrangement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement or arrangement, we may sell securities on a daily basis in exchange transactions or otherwise as we agreement with the underwriters or agents. Any such agreement or arrangement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement or arrangement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock. The terms of any such agreement or arrangement will be set forth in more detail in the applicable prospectus supplement.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue and, other than the common stock, which is listed on the Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including ours, that file electronically with the SEC. The public can obtain any document that we file electronically with the SEC at www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 9, 2023;

•	Our Current Reports on Form 8-K filed with the SEC on May 18, 2022 (including the Form 8-K/A filed on July 20, 2022 and the Form 8-K/A filed on March 10, 2023) and March 3, 2023; and

•	The description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed August 12, 2021, and any amendment or report updating that description.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus. Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.  Requests should be directed to our principal executive offices at:

22nd Century Group, Inc.

500 Seneca Street, Suite 507,

Buffalo, New York 14204

(716) 270-1523

You can also find these filings on our website at www.xxiicentury.com. We are not incorporating the information on our website other than these filings into this prospectus. You should rely only on the information contained in this prospectus (including information incorporated by reference therein) and any free writing prospectus that we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of Freed Maxick CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined consolidated financial statements of GVB Biopharma, which appear in the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on July 20, 2022, incorporated herein by reference have been so incorporated in reliance on the report of Armanino LLP, an independent registered public accounting firm.

$250,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

Subscription Rights

Securities Purchase Contracts

Units

PROSPECTUS

, 2023

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT

SUBJECT TO COMPLETION, DATED MARCH 10, 2023

Up to $50,000,000

Common Stock

We have entered into a sales agreement (the “Sales Agreement”) with Cowen and Company, LLC (the “Sales Agent”), relating to the sale of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our common stock, $0.00001 par value, having an aggregate offering price of up to $50,000,000 from time to time through or to the Sales Agent, acting as our agent or as principal.

Our common stock is listed on the Nasdaq Capital Market under the symbol “XXII.” The closing price of our common stock on March 6, 2023 was $0.9356 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of shares, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agent for sales of our common stock under the Sales Agreement will be an amount equal to 3.00% of the gross proceeds of any sale of shares of our common stock under the Sales Agreement. See “Plan of Distribution” beginning on page S-10 for additional information regarding the compensation to be paid to the Sales Agent. The amount of net proceeds we will receive from this offering, if any, will depend upon the actual number of shares of our common stock sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time.

In connection with the sale of our common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain civil liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-6 of this prospectus supplement, the accompanying prospectus, and the other documents we file or have filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and in the accompanying prospectus, for a discussion of the factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TD Cowen

The date of this prospectus supplement is                 , 2023

S-i

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus to or by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

About This Prospectus Supplement

This prospectus supplement relates to the offering of shares of our common stock. Before buying any shares of common stock offered hereby, we urge you to read carefully this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, together with the documents incorporated by reference herein, as described under the heading “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the common stock offered hereby.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering. The second part is the accompanying prospectus, including the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also may add to, update and change information contained in, or incorporated by reference into, the accompanying prospectus. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between (i) the information contained in this prospectus supplement and (ii) the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, from time to time, we may offer and sell any of the securities described in the accompanying prospectus separately or together with other securities described therein.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted, and you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus that we have authorized to be delivered to you and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of the time of delivery of such documents or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

For purposes of this prospectus supplement and the accompanying prospectus, references to “Company,” “22nd Century,” “we,” “us,” “our,” and “ours” refer to 22nd Century Group, Inc. and its subsidiaries where the context so requires, unless otherwise indicated or the context otherwise requires.

“Forward-Looking Information”

This prospectus supplement and the information incorporated by reference in this prospectus supplement include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference herein regarding our expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events are forward-looking statements. You can identify these statements by words such as “aim,” “anticipate,” “assume,” “believe,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “positioned,” “predict,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including the following summary of risk factors:

•	We have had a history of losses and negative cash flows, and we may be unable to achieve and sustain profitability and positive cash flows from operations.

•	Our competitors generally have, and any future competitors may have, greater financial resources and name recognition than we do, and they may therefore develop products or other technologies similar or superior to ours, or otherwise compete more successfully than we do.

•	Our research and development process may not develop marketable products, which would result in loss of our investment into such process.

•	Our ability to successfully integrate the operations of GVB Biopharma into ours and achieve the expected synergies with the acquired business.

•	We may acquire or invest in other companies, which may divert our management’s attention, result in additional dilution to our stockholders, and consume resources that are necessary to sustain our business or result in losses.

•	The coronavirus pandemic (COVID-19) or another pandemic may cause a variety of business disruptions and future business risks.

•	The failure of our information systems to function as intended or their penetration by outside parties with the intent to corrupt them could result in business disruption, litigation and regulatory action, and loss of revenue, assets, or personal or confidential data (cybersecurity).

•	We may be unsuccessful at commercializing our Very Low Nicotine Content “VLNC” tobacco as a Modified Exposure Cigarette.

•	The manufacturing of tobacco products subjects us to significant governmental regulation and the failure to comply with such regulations could have a material adverse effect on our business and subject us to substantial fines or other regulatory actions.

•	We may become subject to litigation related to cigarette smoking and/or exposure to environmental tobacco smoke, or ETS, which could severely impair our results of operations and liquidity.

•	The loss of a significant customer for whom we manufacture tobacco products could have an adverse impact on our results of operation.

•	Product liability claims, product recalls, or other claims could cause us to incur losses or damage our reputation.

•	The FDA could force the removal of our products from the U.S. market.

•	Negative press from being in the hemp/cannabis space could have a material adverse effect on our business, financial condition, and results of operations.

•	Any business-related cannabinoid production is dependent on laws pertaining to the hemp/cannabis industry.

•	Certain of our proprietary rights have expired or may expire or may not otherwise adequately protect our intellectual property, products and potential products, and if we cannot obtain adequate protection of our intellectual property, products and potential products, we may not be able to successfully market our products and potential products.

•	We license certain patent rights from third-party owners. If such owners do not properly maintain or enforce the patents underlying such licenses, our competitive position and business prospects could be harmed.

•	Our stock price may be highly volatile and could decline in value.

•	We are a named defendant in certain litigation matters, including federal securities class action lawsuits and derivative complaints; if we are unable to resolve these matters favorably, then our business, operating results and financial condition may be adversely affected.

•	Future sales of our common stock will result in dilution to our common stockholders.

•	We do not expect to declare any dividends on our common stock in the foreseeable future.

You also should carefully review the risk factors and cautionary statements described in the other documents we file or furnish from time to time with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and any other offering material, or in the documents incorporated by reference into this prospectus supplement, the accompanying prospectus and any other offering material, are made only as of the date of the prospectus supplement, the accompanying prospectus, any other offering material or the incorporated document.

We do not assume any obligation to update any forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Prospectus Supplement Summary

The following summary highlights basic information about us, this offering, and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should review this entire prospectus supplement and the accompanying prospectus carefully, including our consolidated financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, please read the “Risk Factors” section beginning on page S-6 of this prospectus supplement.

Overview

22nd Century Group, Inc. is a leading biotechnology company focused on utilizing advanced alkaloid plant technologies to improve health and wellness with reduced nicotine tobacco, hemp/cannabis and hops. We use modern plant breeding technologies, including genetic engineering, gene-editing, and molecular breeding to deliver solutions for the consumer goods and pharmaceutical industries by creating new, proprietary plants with optimized alkaloid and flavonoid profiles as well as improved yields and valuable agronomic traits. Our mission in tobacco products is dedicated to reduce the harms of smoking by commercializing our proprietary, very low nicotine content (“VLNC”) tobacco plants and cigarette products. We received the first and only Food and Drug Administration (“FDA”) Modified Risk Tobacco Product (“MRTP”) authorization of a combustible cigarette in December 2021. Beginning in April 2022, we launched our proprietary VLN® reduced nicotine cigarettes, first through a pilot program conducted in select Circle K stores in and around Chicago, Illinois. Following our successful pilot program, we initiated an ongoing state-by-state, region-by-region rollout strategy.

Our mission in hemp/cannabis is to develop and monetize proprietary varieties of hemp with valuable cannabinoid and terpene profiles and other superior agronomic traits. We are a global scale provider of cannabinoid ingredients and Active Pharmaceutical Ingredients (“API”), as well as a contract development and manufacturing organization (“CDMO”) provider of hemp-derived consumer products.

In hops, our mission is to leverage our experience with tobacco and hemp/cannabis, a close hop plant relative, to accelerate the development of proprietary specialty hop varieties with valuable traits, for potential applications in life sciences and consumer products.

We have a significant intellectual property portfolio of issued patents and patent applications relating to both tobacco and hemp/cannabis plants and have further resources directed towards creating and securing additional intellectual property pertaining to all three franchises. We continue to prioritize research and development activities to achieve our strategic and investment priorities.

Our Annual Report on Form 10-K for the year ended December 31, 2022 and the subsequent reports filed pursuant to the Exchange Act provide additional information about our business, operations and financial condition.

Corporate Information

We are a Nevada corporation and our corporate headquarters is located at 500 Seneca Street, Suite 507, Buffalo, New York 14204. Our telephone number is (716) 270-1523. Our internet address is www.xxiicentury.com. We do not incorporate the information on our website into this prospectus supplement, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus. Our web site address is included as an inactive textual reference only.

The Offering

Issuer	22nd Century Group, Inc.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $50,000,000.

Common stock outstanding prior to the offering	215,704,036 shares as of March 1, 2023.

Manner of offering	“At the market offering” that may be made from time to time through or to Cowen and Company, LLC, as sales agent or principal. See “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of proceeds	We currently intend to use any net proceeds from this offering for general corporate purposes, including potentially expanding existing businesses, acquiring businesses and investing in other business opportunities, for expansion and acceleration of the launch of our VLN® reduced nicotine content tobacco cigarettes in additional markets, research and development expenses, procurement and development of additional intellectual property rights and working capital. See “Use of Proceeds” on page S-8 for additional information.

Risk factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, the “Risk Factors” section in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports filed on Form 10-Q, and any amendment or update thereto reflected in subsequent filings with the SEC, which are incorporated by reference herein, and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Market for our common stock	Our common stock is traded on the Nasdaq Capital Market under the symbol “XXII.”

Risk Factors

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 9, 2023, which are incorporated into this prospectus supplement and the accompanying prospectus by reference in their entirety, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus, together with other information in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be unduly relied upon to anticipate results or trends in future periods. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. Please also read carefully the section above titled “Forward-Looking Information.”

Risks Related to this Offering

Fluctuations in the price of our common stock, including as a result of actual or anticipated sales of shares by us and/or our directors, officers or stockholders, may make our common stock more difficult to resell.

The market price and trading volume of our common stock have been, and may continue to be, subject to significant fluctuations due not only to general stock market conditions, but also to changes in sentiment in the market regarding the industry in which we operate, our operations, business prospects or liquidity, or this offering. In addition to the risk factors discussed in our periodic reports and in this prospectus supplement, the price and volume volatility of our common stock may be affected by actual or anticipated sales of common stock by us and/or our directors, officers or stockholders, whether in the market, in connection with business acquisitions, in this offering or in subsequent public offerings. Stock markets in general have at times experienced extreme volatility unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our operating results.

As a result, these fluctuations in the market price and trading volume of our common stock may make it difficult to predict the market price of our common stock in the future, cause the value of your investment to decline and make it more difficult to resell our common stock.

Management will have broad discretion as to the use of the proceeds of this offering, and we may use the proceeds in ways in which you and other stockholders may disagree.

We have not designated the amount of net proceeds we will receive from this offering for any particular purpose. We may use a portion of the net proceeds to acquire or invest in new or different businesses, products and intellectual property. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions.  Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

Investors in this offering may suffer immediate and substantial dilution in the net tangible book value per share of our common stock.

Because the price per share of common stock in this offering may be higher than the net tangible book value per share of our common stock, investors in this offering may suffer immediate and substantial dilution in the net tangible book value per share of common stock. The shares in this offering will be sold at market prices which may fluctuate substantially. Please refer to the section below entitled “Dilution” for more information.

You may experience future dilution as a result of future equity offerings or acquisitions.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any future offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into our common stock, in future transactions or acquisitions may be higher or lower than the price per share paid by investors in this offering.

In addition, we may engage in one or more potential acquisitions in the future, which could involve issuing our common stock as some or all of the consideration payable by us to complete such acquisitions. If we issue common stock or securities linked to our common stock, the newly issued securities may have a dilutive effect on the interests of the holders of our common stock. Additionally, future sales of newly issued shares used to effect an acquisition could depress the market price of our common stock.

The actual number of shares we will issue in this offering under the Sales Agreement with the Sales Agent, at any one time or in total, is uncertain.

Subject to certain limitations set forth in the Sales Agreement with the Sales Agent and compliance with applicable law, we have the discretion to deliver placement notices to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent after we deliver a placement notice will fluctuate based on the market price of our common stock during the sales period and the limits we set with the Sales Agent.

The common stock offered hereby will be sold in "at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Our common stock may become the target of a “short squeeze.”

Recently, the securities of several companies have increasingly experienced significant and extreme volatility in stock price due to short sellers of common stock and buy-and-hold decisions of longer investors, resulting in what is sometimes described as a “short squeeze.” Short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Sharp rises in a company’s stock price may force traders in a short position to buy the shares to avoid even greater losses. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those shares have abated. We may be a target of a short squeeze, and investors may lose a significant portion or all of their investment if they purchase our shares at a rate that is significantly disconnected from our underlying value.

Use of Proceeds

In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying prospectus, we may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $50,000,000 from time to time through or to the Sales Agent. The amount of net proceeds we will receive from this offering, if any, will depend upon the actual number of shares of our common stock sold and the market price at which such shares are sold. Further, because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time.

We currently intend to use any net proceeds from this offering for general corporate purposes, including potentially expanding existing businesses, acquiring businesses and investing in other business opportunities, for expansion and acceleration of the launch of our VLN® reduced nicotine content tobacco cigarettes in additional markets, research and development expenses, procurement and development of additional intellectual property rights and working capital.

Our management will have broad discretion in the allocation of the net proceeds of this offering for any purpose, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

Dilution

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value of our common stock as of December 31, 2022 was approximately $39.0 million, or approximately $0.1813 per share of common stock based upon 215,238,198 shares then outstanding. Our historical net tangible book value per share is equal to our total tangible assets (total current assets plus total property, plant, and equipment), less our total liabilities, divided by the total number of shares of common stock outstanding as of December 31, 2022.

After giving effect to the sale of $50,000,000 of our common stock at an assumed offering price of $0.9356 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on March 6, 2023, and after deducting commissions and estimated offering expenses payable by us, the adjusted net tangible book value of our common stock as of December 31, 2022 would have been approximately $87.4 million or $0.3252 per share. The change represents an immediate increase in net tangible book value per share of our common stock of $0.1439 per share to existing stockholders and an immediate dilution of $0.6104 per share to new investors in this offering.

The following table illustrates this per share dilution.

Assumed offering price per share		$0.9356
Net tangible book value per share as of December 31, 2022	$0.1813
Increase in net tangible book value per share attributable to the offering	$0.1439
As adjusted net tangible book value per share after giving effect to this offering		$0.3252
Dilution per share to new investors participating in the offering		$0.6104

The table above assumes for illustrative purposes that an aggregate of $50,000,000 of shares of our common stock are sold at a price of $0.9356 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on March 6, 2023. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.25 per share in the price at which the shares are sold from the assumed offering price of $0.9356 per share shown in the table above, assuming all of our offered common stock in the aggregate amount of $50,000,000 is sold at that price, would increase our as adjusted net tangible book value per share after this offering to $0.3394 per share and would increase the dilution in net tangible book value per share to new investors to $0.8462 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $0.9356 per share shown in the table above, assuming all of our offered common stock in the aggregate amount of $50,000,000 is sold at that price, would decrease our as adjusted net tangible book value per share after this offering to $0.3032 per share and would decrease the dilution in net tangible book value per share to new investors to $0.3824 per share, after deducting commissions and estimated offering expenses payable by us.

The information discussed above is illustrative only and may differ based on the actual offering price and the actual number of shares offered.

The table above is based on 215,238,198 shares of common stock outstanding as of December 31, 2022, and does not include, as of that date:

•	4,912,105 shares of our common stock issuable upon the exercise of fully vested and immediately exercisable stock options outstanding as of December 31, 2022, at a weighted-average exercise price of $1.67 per share;

•	4,032,959 shares of unvested restricted stock units;

•	4,461,984 shares of our common stock reserved as of December 31, 2022 for future award grants under our equity incentive plans; and

•	Up to 17,073,175 shares of common stock issuable upon the exercise of outstanding warrants at an exercise price of $2.05 per share.

To the extent outstanding options or warrants are exercised or outstanding restricted stock units vest, there will be further dilution to investors. In addition, to the extent that we issue additional equity securities in connection with future capital raising activities, our then-existing stockholders may experience dilution.

Plan of Distribution

We have entered into a Sales Agreement with Cowen and Company, LLC, under which we may issue and sell from time to time up to $50,000,000 of our common stock through or to Cowen and Company, LLC as our sales agent or principal. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act.

Cowen and Company, LLC will offer our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Cowen and Company, LLC. We will designate the maximum amount of common stock to be sold through Cowen and Company, LLC on a daily basis or otherwise determine such maximum amount together with Cowen and Company, LLC. Subject to the terms and conditions of the Sales Agreement, Cowen and Company, LLC will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen and Company, LLC not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen and Company, LLC or we may suspend the offering of our common stock being made through Cowen and Company, LLC under the Sales Agreement upon proper notice to the other party. Cowen and Company, LLC and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen and Company, LLC as sales agent equals 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse Cowen and Company, LLC up to $75,000 of Cowen and Company, LLC’s actual outside legal expenses incurred by Cowen and Company, LLC in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen and Company, LLC under the Sales Agreement, will be approximately $150,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Cowen and Company, LLC will provide written confirmation to us following the close of trading on the Nasdaq Capital Market on each day in which common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through Cowen and Company, LLC under the Sales Agreement, the net proceeds to us and the compensation paid by us to Cowen and Company, LLC in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, Cowen and Company, LLC will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen and Company, LLC will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Cowen and Company, LLC against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen and Company, LLC will not engage in any transactions that stabilizes our common stock.

Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “XXII.” The transfer agent of our common stock is Continental Stock Transfer & Trust Company.

Cowen and Company, LLC and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

Legal Matters

The validity of the shares of our common stock being offered hereby will be passed upon for us by Foley & Lardner LLP, Jacksonville, Florida. Duane Morris LLP, New York, New York, is acting as counsel for the Sales Agent in connection with various legal matters relating to the shares of common stock offered hereby.

Experts

The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of Freed Maxick CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined consolidated financial statements of GVB Biopharma, which appear in the Company’s Current Report on Form 8-K/A filed with the SEC on July 20, 2022, incorporated herein by reference have been so incorporated in reliance on the report of Armanino LLP, an independent registered public accounting firm.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including ours, that file electronically with the SEC. The public can obtain any document that we file electronically with the SEC at www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 9, 2023;

•	Our Current Reports on Form 8-K filed with the SEC on May 18, 2022 (including the Form 8-K/A filed on July 20, 2022 and the Form 8-K/A filed on March 10, 2023) and March 3, 2023; and

•	The description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed August 12, 2021, and any amendment or report updating that description.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus. Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.  Requests should be directed to our principal executive offices at:

22nd Century Group, Inc.

500 Seneca Street, Suite 507,

Buffalo, New York 14204

(716) 270-1523

You can also find these filings on our website at www.xxiicentury.com. We are not incorporating the information on our website other than these filings into this prospectus. You should rely only on the information contained in this prospectus (including information incorporated by reference therein) and any free writing prospectus that we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Up to $50,000,000

Common Stock

PROSPECTUS SUPPLEMENT

    TD Cowen

, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                     Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby are currently anticipated as follows (all amounts are estimated except the SEC registration fee):

Amount to be paid
SEC Registration Fee		$27,550
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Miscellaneous Expenses (including any applicable listing fees, printing fees, and transfer agent fees and expenses)		*
Total	$	*

*	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers.

NRS Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees or agents, or any person who serves or served at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (for purposes of this section, the “Indemnitee” or “Indemnitees”) against expenses, including attorneys’ fees, actually and reasonably incurred related to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) arising by reason of an Indemnitee’s status as a director, officer employee or agent of the corporation if: (i) the Indemnitee is not liable for breach of fiduciary duties to the corporation involving intentional misconduct, fraud or knowing violation of law; (ii) the Indemnitee conducted himself or herself in good faith and reasonably believes that his or her conduct was in, or not opposed to, our best interests; or (iii) in a criminal action, the Indemnitee must not have had reasonable cause to believe that his or her conduct was unlawful. NRS Section 78.751 requires us to indemnify any Indemnitee for any expenses referenced above if the Indemnitee has been successful on the merits or otherwise in defense of the foregoing actions, suits or proceedings.

Under NRS Section 78.7502, any discretionary indemnification, unless ordered by a court or advanced by the corporation in accordance with NRS Section 78.751(2), can only occur if deemed proper by (i) the stockholders; (ii) a majority vote of a quorum consisting of disinterested directors; or (iii) an independent counsel’s written legal opinion (if such an approach is approved by a majority vote of a quorum consisting of disinterested directors or if a quorum consisting of disinterested directors cannot be obtained). Under NRS Section 78.751(2), advances for expenses may be made by agreement if the Indemnitee affirms in writing that he or she believes that he or she has met the statutory standards and will personally repay the expenses if a court of competent jurisdiction determines that such Indemnitee did not meet the statutory standards.

Our amended and restated bylaws include an indemnification provision under which we have the power to indemnify, to the extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he, she or it is not entitled to be indemnified by us.

Our amended and restated articles of incorporation provides that we shall indemnify directors and officers to the fullest extent permitted by the NRS. Our amended and restated articles of incorporation also provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders to the fullest extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of ours under Nevada law or otherwise, we have been advised that the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by our company is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Registration Statement.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
1.1	Form of Underwriting Agreement.*

1.2	Sales Agreement between the Company and Cowen and Company, LLC dated March 9, 2023

2.1†	Reorganization and Acquisition Agreement dated May 13, 2022 (incorporated herein by reference to Exhibit 2.1 of the Company’s Form 8-K filed with the Commission on May 18, 2022)

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2010 filed with the Commission on December 1, 2010).

3.1.1	Amendment to Certificate of Incorporation of the Company (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the Commission on March 4, 2014).

3.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Commission on January 30, 2014).

3.2.2	Amendment No. 1 to Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Form 8-K filed with the Commission on April 28, 2015).

4.1	Form of Warrant (incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on July 25, 2022)

4.2	Form of Indenture.

4.3	Form of Debt Securities.*

4.4	Form of Certificate of Designations.*

4.5	Form of Warrant.*

4.6	Form of Warrant Agreement.*

4.7	Form of Securities Purchase Contract.*

4.8	Form of Unit Agreement.*

4.9	Form of JGB Warrant (incorporated herein by reference to Exhibit 4.4 of the Company’s Form 10-K filed with the Commission on March 9, 2023).

4.10	Form of Omnia Warrant (incorporated herein by reference to Exhibit 4.5 of the Company’s Form 10-K filed with the Commission on March 9, 2023).

5.1	Opinion of Foley & Lardner LLP (including consent of counsel).

5.2	Opinion of Foley & Lardner LLP relating to the sales agreement prospectus (including consent of counsel).

23.1	Consent of Freed Maxick CPAs, P.C.

23.2	Consent of Armanino LLP

23.3	Consent of Foley & Lardner LLP (included in Exhibit 5.1 filed herewith).

23.4	Consent of Foley & Lardner LLP relating to the sales agreement prospectus (included in Exhibit 5.2 filed herewith)

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.**

107	Filing Fee Table

*	If required, to be filed by amendment or under subsequent Current Report on Form 8-K.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

†	Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the U.S. Securities and Exchange Commission.

Item 17.   Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buffalo, New York, on March 10, 2023.

22nd Century Group, Inc.

By:	/s/ James A. Mish
James A. Mish
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on March 10, 2023. Each person whose signature appears below constitutes and appoints James A. Mish and Peter Ferola, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ James A. Mish	Chief Executive Officer and Director
James A. Mish	(Principal Executive Officer)

/s/ R. Hugh Kinsman	Chief Financial Officer
R. Hugh Kinsman	(Principal Financial and Accounting Officer)

/s/ Nora B. Sullivan	Director
Nora B. Sullivan

/s/ Richard M. Sanders	Director
Richard M. Sanders

/s/ Roger D. O’Brien	Director
Roger D. O’Brien

/s/ Clifford B. Fleet	Director
Clifford B. Fleet

/s/ Dr. Michael Koganov	Director
Dr. Michael Koganov

/s/ Anthony Johnson	Director
Anthony Johnson

/s/ Lucille Salhany	Director
Lucille Salhany